EXHIBIT 99.1

FOR:                      AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:           Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:                      KM - Investor Relations
CONTACT:          Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

FOR:                      PM-PR Media consultants
CONTACT:          Zeev Feiner
011-972-50-790-7890
z@pm-pr.com

Ampal-American Israel Corporation Reports 2011 Year End Results

Tel Aviv – March 30, 2012 - Ampal-American Israel Corporation (Nasdaq: AMPL), a holding company with experience in acquiring interests in various businesses with emphasis in recent years on energy and related fields, today reported its financial results for the year ended December 31, 2011.

For the year ended December 31, 2011, revenues were $575.3 million, compared to revenues of $505.0 million for the same period in 2010.

For the year ended December 31, 2011, Ampal recorded a consolidated net loss of $(95.3) million, or $(1.69) per diluted share, as compared to a net loss of $(44.7) million, or $(0.80) for the same period in 2010.

The net loss of $(95.3) million for the year includes a $(98.1) million impairment of assets and a positive impact of approximately $6.2 million, due to the effect of a translation gain resulting from the appreciation of the U.S. Dollar against the New Israeli Shekel and the increase of the Israeli Consumer Price Index. Also included are accounting losses totaling approximately ($9.1) million from the Price Purchase Allocation and intangible asset amortizations of Ampal and Ampal's holdings. Excluding these items, there was a gain of approximately $5.7 million for the year1.

1  The translation loss resulting from the depreciation of the U.S. Dollar against the New Israeli Shekel and the increase of the Israeli Consumer Price Index, the accounting expenses from the Price Purchase Allocation and intangible asset amortizations and the impairment of the investment in East Mediterranean Gas Company, S.A.E.  are non-GAAP financial measures, and a reconciliation of these measures to translation and interest expense and depreciation and amortization expense is provided in this press release.

Ampal ended the year with total assets of $846.6 million and shareholders' equity of $78.0 million, as compared to $1,397.7 million and $185.2 million respectively, at December 31, 2010.

As of December 31, 2011, Ampal had cash, cash equivalents, other financial investments and deposits of $99.3 million.

Gadot Chemical Tankers and Terminals Ltd.’s (“Gadot”) results for the year ended December 31, 2011 were as follows:

•	Revenues increased by approximately 9% from $497 million to $540 million compared to the year ended December 31, 2010.
•	Adjusted EBITDA increased from $26 million to $30 million.

COMPANY'S PRESENTATION
The Company’s investments presentation will be available via the Internet at the Company’s website at http://www.ampal.com.

CONFERENCE CALL
Ampal's management will be hosting conference calls to discuss the year end results on Monday, April 2, 2012, as detailed below:

The Hebrew call will take place on Monday, April 2, 2012 at 12:30 Israel time (05:30 AM ET).
To access the conference call, participants are welcome to use the following access number: +972-3-9180610

The English call will take place on Monday, April 2, 2012 at 17:00 Israel time (10:00 AM ET).
To access the conference call, participants are welcome to use the following access numbers:
U.S. Dial in number - 1-888-668-9141
UK Dial in number - 0-800-917-9141
Israel and International Dial in number - + 972-3-9180644

A replay of the calls will be available on Ampal’s web site (www.ampal.com) approximately three hours after both conference calls are completed.

FINANCIAL HIGHLIGHTS
(In thousands, except earnings per share)

	Year Ended December 31,
	2011	2010
Revenues	$575,339	$504,962
Net (loss)	$(95,321)	$(44,742)
Basic EPS (loss) per Class A share	$(1.69)	$(0.80)

	December 31, 2011	December 31, 2010
Total Assets	$846,609	$1,402,246
Shareholders' Equity	$78,038	$185,225

RECONCILIATION OF REVENUES AND EXPENSES TO ADJUSTED EBITDA FOR GADOT (U.S. Dollars in millions)

	Year Ended December 31, 2011 (Unaudited)	Year Ended December 31, 2010 (Unaudited)
Revenues	540	497
Expenses	(494)	(452)
Profit	46	45
Marketing, sales, general, administrative and other expenses	(44)	(40)
Depreciation and amortization	25	17
EBITDA	27	22
Non-recurring and stock compensation expenses	3	4
Adjusted EBITDA	30	26

Adjusted EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, adjusted for non-recurring expenses.

Management believes adjusted EBITDA for Gadot to be a meaningful indicator of its performance that provides useful information to investors regarding its financial condition and results of operations. Presentation of adjusted EBITDA is a non-GAAP financial measure commonly used by management to measure operating performance. While management considers adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. Adjusted EBITDA does not reflect cash available to fund cash requirements. Not all companies calculate adjusted EBITDA in the same manner, and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

RECONCILIATION OF TRANSLATION AND INTEREST EXPENSES TO TRANSLATION LOSS (U.S. Dollars in millions)

Year Ended December 31, 2011 (Unaudited)

Translation and interest expenses	$22
Interest expense* and translation attributed to noncontrolling shareholders' equity	$(28)
Translation loss (gain) resulting from the depreciation of the U.S. Dollar against the New Israeli Shekel and linkage to the Israeli Consumer Price Index ("CPI")	$(6)
*not including cost of SWAP agreement and the cost of adjustment to the CPI

RECONCILIATION OF DEPRECIATION AND AMORTIZATION EXPENSE TO PRICE PURCHASE ALLOCATION AND INTANGIBLE ASSET AMORTIZATION EXPENSE (U.S. Dollars in millions)

Year Ended December 31, 2011 (Unaudited)

Depreciation and amortization expense from continuing operations	$26
Depreciation expense	$(17)
Price Purchase Allocation and intangible asset amortizations expense	$9

About Ampal:
Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. Ampal is seeking opportunistic situations in a variety of industries, with a focus on energy, chemicals and related sectors. Ampal’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement
Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq and Egypt, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.